WESTWOOD ONE, INC.
                                  PRESS RELEASE

                                                      FOR IMMEDIATE RELEASE
                                                      CONTACT: Jacques Tortoroli
                                                      (212) 846-6159


                               WESTWOOD ONE, INC.
                       REPORTS THIRD QUARTER 2003 RESULTS

  Record Results Include 8% Increase in Operating Income, 4% Rise in Net Income
                   and A 10% Increase in Net Income Per Share


     New York, NY -- October 29, 2003 -- Westwood One, Inc. (NYSE: WON) today reported results for its third quarter ended September 30, 2003.

     Revenue for the third quarter rose to $134.7 million compared with $133.8 million in the comparable 2002 period, stemming from higher national sports programming sales, partially offset by lower local sales associated with traffic and information programming. Third quarter 2003 operating income increased 8% to a record $46.8 million from $43.5 million in the same prior-year period. The increase in operating income stemmed from higher revenue, as well as from $2.6 million in insurance settlement proceeds for claims attributable to the September 11, 2001 terrorist attacks.

     Net income for the third quarter of 2003 rose 4% to a record $27.7 million compared with $26.7 million in the third quarter of 2002. Net income per diluted share in the third quarter of 2003 increased 10% to a record $.27 per share from $.25 per share in the same quarter last year.

     Revenue for the nine months ended September 30, 2003 decreased 2% to $393.2 million, versus $400.9 million in the comparable 2002 period, primarily attributable to the absence of revenue from the 2002 Winter Olympics and a weak economic climate related to the war with Iraq. Nine-month 2003 Operating income declined 4% to $117.7 million from $122.5 million in the same prior period. The decrease in operating income was attributable to lower second quarter 2003 revenue.

     Net income for the nine months ended September 30, 2003 decreased 8% to $68.9 million compared with $74.6 million in the same period in 2002. Net income per diluted share in the nine-months decreased 3% to $.66 per share from $.68 per share in the comparable period of 2002.

     Shane Coppola,  President and Chief Executive Officer of Westwood One said:
"Westwood One produced higher revenues and record bottom line results in the third quarter, indicating the improvement we have seen in the national advertising marketplace. We anticipate that 2003 full year revenues and operating income will be at the same level as the nine-month results stemming from the softness in local advertising that is continuing into the fourth quarter. In anticipation of a recovery in advertising markets in 2004, we continue to increase our audience and program offerings, while at the same time, controlling costs." Mr. Coppola added, "Westwood One also continues to generate substantial free cash flow, which we have used to repurchase our Common Stock and build value for shareholders."

     Depreciation and  amortization  expense for the third quarter was flat with
the  prior  year  period  at  approximately   $2.9  million.   Depreciation  and
amortization expense for the nine-month period was $8.6 million in both years.

     Interest expense was approximately $2.5 million for the third quarter of 2003 and $7.5 million for the first nine months of 2003, compared with $1.7 million and $5.1 million, respectively, in the corresponding periods last year. The increases were attributable higher debt outstanding and higher average interest rates in the third quarter of 2003. All of the Company's debt in the third quarter and nine-months of 2002 was floating rate debt versus a mix of floating and fixed rate debt in the periods in 2003.

     Income tax expense in the third quarter of 2003 was $16.5 million compared with $15.1 million in the comparable 2002 period, an increase of $1.4 million, or 9%. The Company's effective income tax rate in the first nine months of 2003 was 37.5% compared with 36.5% in the comparable period of 2002. The increase in the effective tax rate is attributable to recently enacted changes in state tax laws.

     Weighted average shares outstanding in the third quarter and for the nine-months of 2003 decreased approximately 5%. The decrease in weighted average shares outstanding was primarily attributable to the Company's stock repurchase program. In the first nine months of 2003, the Company repurchased approximately
4.4 million shares of its Common Stock for approximately $145.6 million.

     Capital expenditures in the third quarter of 2003 were approximately $1 million compared with approximately $.6 million in the third quarter of 2002. Capital expenditures for the nine months ended September 30, 2003 and 2002 were approximately $3.3 million.

Business Outlook

     For the full year 2003, the Company expects revenue and operating income to be in line with its performance in the first nine months of the year, compared with full year results in 2002. For the full year 2004, the Company expects to return to growth and deliver revenue gains of mid single digits, resulting in double digit growth in operating income before depreciation and amortization.


     Westwood One provides over 150 news, sports, music, talk, entertainment programs, features, live events and 24/7 Formats. Through its subsidiaries, Metro Networks/Shadow Broadcast Services, Westwood One provides local content to the radio and TV industries including news, sports, weather, traffic, video news services and other information. SmartRoute Systems manages traffic information centers for state and local departments of transportation, and markets traffic and travel content to wireless, Internet, in-vehicle navigation systems and voice portal customers. Westwood One serves more than 7,700 radio stations. Westwood One, Inc. is managed by Infinity Broadcasting Corporation, a wholly-owned subsidiary of Viacom Inc.

     Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases "guidance," "expect," "anticipate," "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in economic conditions in the U.S. and in other countries in which Westwood One, Inc. currently does business (both general and relative to the advertising and entertainment industries); fluctuations in interest rates; changes in industry conditions; changes in operating performance; shifts in population and other demographics; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in governmental regulations and policies and actions of regulatory bodies; changes in tax rates; changes in capital expenditure requirements and access to capital markets. Other key risks are described in the Company's reports filed with the U.S. Securities and Exchange Commission. Except as otherwise stated in this news announcement, Westwood One, Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(Unaudited; Dollars in millions)

     The following tables set forth the Compan's Operating Income before Depreciation and Amortization for the three and nine month period ended September 30, 2003 and 2002. The Company defines "Operating Income before Depreciation and Amortization" as net income adjusted to exclude the following line items presented in its Statement of Operations: Income taxes; Other (Income); Interest expense; and Depreciation and Amortization. While this non-Generally Accepted Accounting Principles ("GAAP") measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure now labeled Operating Income before Depreciation and Amortization is unchanged from the method previously used to calculate the measure formerly labeled EBITDA or Operating Cash Flow in prior disclosures.

     The Company uses Operating Income before Depreciation and Amortization, among other things, to evaluate the Company's operating performance, to value prospective acquisitions, to determine compliance with debt covenants and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for planning and forecasting of future periods. This measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management, helps improve their ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different financing and capital structures or tax rates. In addition, this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     Since Operating Income before Depreciation and Amortization is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. Operating Income before Depreciation and Amortization, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company's ability to fund its cash needs. As Operating Income before Depreciation and Amortization excludes certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the Securities and Exchange Commission ("SEC"), the Company provides below a reconciliation of Operating Income before Depreciation and Amortization to net income the most directly comparable amount reported under GAAP.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(Unaudited; Dollars in millions)

                                         Three Months Ended Sept. 30,   Nine Months Ended Sept. 30,
                                         ----------------------------   ---------------------------
                                             2003         2002              2003            2002
                                             ----         ----              ----            ----
Operating income before depreciation
 and amortization                          $ 49.7       $ 46.4           $ 126.3           $131.1
  Depreciation and amortization              (2.9)        (2.9)             (8.6)            (8.6)
                                           ------       ------           -------            -----
Operating Income                             46.8         43.5             117.7            122.5
  Interest Expense                            2.6          1.7               7.5              5.1
  Other (Income)                              -            -                -                 (.1)
                                           ------       ------           -------           ------
Earnings before income taxes                 44.2         41.8             110.2            117.5
  Income Taxes                               16.5         15.1              41.2             42.9
                                           ------       ------           -------           ------
Net income                                 $ 27.7       $ 26.7           $  69.0           $ 74.6
                                           ======       ======           =======           ======


     Free cash flow is defined by the Company as net income plus depreciation and amortization less capital expenditures. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, repurchase its Common Stock and fund ongoing operations. As a result, free cash flow is a significant measure of the Company's ability to generate long term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

     As free cash flow is not a measure of performance calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or net cash flow provided by operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. In arriving at free cash flow, the Company adjusts operating cash flow to remove the impact of cash flow timing differences to arrive at a measure which the Company believes more accurately reflects funds available for discretionary use. Specifically, the Company adjusts operating cash flow (the most directly comparable GAAP financial measure) for capital expenditures, deferred taxes and certain other non-cash items in addition to removing the impact of sources and or uses of cash resulting from changes in operating assets and liabilities. Accordingly, users of this financial information should consider the types of events and transactions which are not reflected. The Company provides below a reconciliation of free cash flow to the most directly comparable amount reported under GAAP, net cash flow provided by operating activities.

WESTWOOD ONE, INC.
SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
-----------------------------------------------------------------
(Unaudited; Dollars in millions)

The following table presents a reconciliation of the Company's net cash flow provided by operating activities to free cash flow:


                                                             Three Months Ended      Nine Months Ended
                                                                  Sept. 30,              Sept. 30,
                                                             ------------------      -----------------
                                                               2003       2002         2003        2002
                                                               ----       ----         ----        ----
Net Cash Provided by Operating Activities                     $25.9      $35.8        $94.6       $125.6
Plus (Minus)
Changes in assets and liabilities
    Increase (Decrease) in accounts receivable                  6.5       (5.1)        (7.5)        (1.3)
    Increase (Decrease) in other assets                         3.8        3.7         (1.7)        (1.3)
    Decrease (Increase) in accounts payable and
      accrued liabilities                                      (4.5)       (3.8)       (4.4)        (36.4)
Deferred taxes and other adjustments to reconcile
      net income to net cash provided by operating activities  (1.1)       (1.1)       (3.4)         (3.4)
Capital Expenditures                                           (1.0)        (.6)       (3.3)         (3.3)
                                                              -----       -----       -----         -----
Free Cash Flow                                                $29.6       $28.9       $74.3         $79.9
                                                              =====       =====       =====         =====


                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)



                                                   Three Months Ended            Nine Months Ended
                                                      September 30,                September 30,
                                                   ------------------           -------------------
                                                    2003          2002          2003           2002
                                                    ----          ----          ----           ----

GROSS REVENUES                                    $156,050      $155,738      $455,900       $466,704
  Less Agency Commissions                           21,370        21,909        62,750         65,767
                                                  --------      --------      --------       --------
NET REVENUES                                       134,680       133,829       393,150        400,937
                                                  --------      --------      --------       --------

Operating Costs                                     83,274        85,268       261,830        263,815
Depreciation and Amortization                        2,889         2,879         8,629          8,580
Corporate General and Administrative Expenses        1,735         2,202         5,026          6,003
                                                  --------      --------      --------       --------
                                                    87,898        90,349       275,485        278,398
                                                  --------      --------      --------       --------
OPERATING INCOME                                    46,782        43,480       117,665        122,539
Interest Expense                                     2,546         1,682         7,493          5,117
Other Income                                            (8)          (27)          (44)          (103)
                                                  --------      --------      --------       --------
INCOME BEFORE INCOME TAXES                          44,244        41,825       110,216        117,525
INCOME TAXES                                        16,534        15,123        41,256         42,906
                                                  --------      --------      --------       --------

NET INCOME                                         $27,710       $26,702       $68,960        $74,619
                                                  ========      ========      ========       ========

NET INCOME PER SHARE:
  BASIC                                              $ .28         $ .25         $ .68          $ .70
                                                  ========      ========      ========       ========
  DILUTED                                            $ .27         $ .25         $ .66          $ .68
                                                  ========      ========      ========       ========

WEIGHTED AVERAGE SHARES OUTSTANDING:
  BASIC                                            100,575       105,962       101,803        106,447
                                                  ========      ========      ========       ========
  DILUTED                                          102,868       108,815       104,232        109,638
                                                  ========      ========      ========       ========

                               WESTWOOD ONE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                  September 30,        December 31,
                                                                  -------------        ------------
                                                                      2003                 2002
                                                                      ----                 ----
                           ASSETS
                           ------
CURRENT ASSETS:
 Cash and cash equivalents                                       $    13,427        $     7,371
 Accounts receivable, net of allowance for doubtful accounts
   of $4,855 (2003) and $11,757 (2002)                               124,179            131,676
 Other current assets                                                 12,920             14,581
                                                                 -----------        -----------
     Total Current Assets                                            150,526            153,628
 PROPERTY AND EQUIPMENT, NET                                          51,378             53,699
 GOODWILL                                                            990,192            990,192
 INTANGIBLE ASSETS, NET                                                7,946              9,647
 OTHER ASSETS                                                         58,339             59,146
                                                                 -----------        -----------
     TOTAL ASSETS                                                $ 1,258,381        $ 1,266,312
                                                                 ===========        ===========

        LIABILITIES AND SHAREHOLDERS' EQUITY
        ------------------------------------

CURRENT LIABILITIES:
 Accounts payable                                                $    27,019        $    24,809
 Other accrued expenses and liabilities                               66,020             65,277
 Current maturities of long-term debt                                 85,000               -
                                                                 -----------        -----------
      Total Current Liabilities                                      178,039             90,086
LONG-TERM DEBT                                                       203,042            232,135
DEFERRED INCOME TAXES                                                 33,731             30,733
OTHER LIABILITIES                                                      9,072             10,318
                                                                 -----------        -----------
      TOTAL LIABILITIES                                              423,884            363,272
                                                                 -----------        -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
 Preferred stock: authorized 10,000 shares, none outstanding            -                  -
 Common stock, $.01 par value: authorized,  271,023 shares;
  issued and outstanding, 100,030 (2003) and 103,989 (2002)            1,000              1,040
 Class B stock, $.01 par value: authorized,  3,000 shares:
  issued and outstanding, 704 (2003 and 2002)                              7                  7
 Additional paid-in capital                                          549,777            684,311
 Accumulated earnings                                                287,941            218,981
                                                                 -----------        -----------
                                                                     838,725            904,339
 Less treasury stock, at cost;  140 (2003) and 35 (2002) shares       (4,228)            (1,299)
                                                                 -----------        -----------
      TOTAL SHAREHOLDERS' EQUITY                                     834,497            903,040
                                                                 -----------        -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                 $ 1,258,381        $ 1,266,312
                                                                 ===========        ===========


                               WESTWOOD ONE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                       Nine Months Ended
                                                                          September 30,
                                                                       -----------------
                                                                        2003          2002
                                                                        ----          ----

CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                                          $68,960       $74,619
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                       8,629         8,580
    Deferred taxes                                                      2,998         3,028
    Other                                                                 477           418
                                                                      -------       -------
                                                                       81,064        86,645
    Changes in assets and liabilities:
     Decrease in accounts receivable                                    7,497         1,273
     Decrease  in other assets                                          1,661         1,339
     Increase in accounts payable and accrued liabilities               4,366        36,344
                                                                      -------       -------
           Net Cash Provided By Operating Activities                   94,588       125,601
                                                                      -------       -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures                                                 (3,307)       (3,298)
  Acquisition of companies and other                                      (63)         (762)
                                                                      -------       -------
              Net Cash Used For Investing Activities                   (3,370)       (4,060)
                                                                      -------       -------
              CASH PROVIDED BEFORE FINANCING ACTIVITIES                91,218       121,541
                                                                      -------       -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Issuance of common stock                                              5,867        28,024
  Borrowings under bank and other long-term obligations                55,000        38,500
  Debt repayments and payments of capital lease obligations              (419)         (247)
  Repurchase of common stock                                         (145,610)     (183,495)
                                                                     ---------     --------
              NET CASH (USED IN) FINANCING ACTIVITIES                 (85,162)     (117,218)
                                                                     ---------     --------
NET INCREASE  IN CASH AND CASH EQUIVALENTS                              6,056         4,323

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                        7,371         4,509
                                                                     --------      --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                            $13,427       $ 8,832
                                                                     ========      ========